                                                                   EXHIBIT 10.14

                                GUITTARD(R)                                 FIRM
                                                                        CONTRACT
                                                                           E 772

                                 Since 1868                        MARCH 4, 2004


GUITTARD CHOCOLATE CO. OF BURUNGAME, CALIFORNIA, AGREES TO SELL, AND

ROCKY MOUNTAIN CHOCOLATE FACTORY
265 TURNER DRIVE                                           ACCT:    475155
DURANGO, CO 81301                                          PHONE:   970-247-4943
ATTN: MR. BRYAN MERRYMAN


AGREES TO PURCHASE THE FOLLOWING SUBJECT TO THE CONDITIONS INDICATED BELOW:

QTY.                      ITEM                    PACK                    PRICE PER               F.O.B. LOCATION
----                      ----                    ----                    ---------               ---------------
                                                                          POUND
                                                                          -----

(Withheld for competitive reasons)

F.O.B.  SEE ABOVE

WITHDRAWALS TO START NOW                   AND TO BE COMPLETED BY DEC. 31, 2004


         At seller's option withdrawal date may be extended ninety days at an additional charge of one hundred and thirty cents per hundred weight.
         Our terms are 2% ten days, thirty days net, seller's credit department having the right to determine the amount of open credit during the thirty day period. If buyer fails to fulfill the terms of payment, the seller has the right to defer shipments until such payments are made.
         Should any form of tax be levied by the United States Government, or any political subdivisions, on these items, or on the raw materials contained therein, it shall be assumed and paid for by the buyer.
         Performance of this contract by the seller shall be excused in the event of floods, fires, strike, plant disablement, war, raw material controls, acts of God, or other conditions beyond its control, no matter where such event occurs.
         Buyer will be protected against advance in price, but it is understood and agreed that the above prices are NOT GUARANTEED AGAINST decline.


ACCEPTED BY:                                                     ACCEPTED BY:

ROCKY MTN. CHOCOLATE FACTORY                                     GUITTARD CHOCOLATE COMPANY
----------------------------                                     --------------------------
CUSTOMER NAME

/s/ Bryan J. Merryman                                            /s/ Mark Spini
----------------------------                                     --------------------------
BUYER

April 4, 2004                                                    March 4, 2004
----------------------------                                     --------------------------
Date                                                             Date


                                  CUSTOMER COPY

                           GUITTARD CHOCOLATE COMPANY
 MANUFACTURERS OF CHOCOLATE AND COCOA PRODUCTS o 10 GUITTARD ROAD, BURLINGAME,
            CA 94010-2203 P.O. BOX 4308 o BURLINGAME, CA 94011-4308
     (650) 697-4427 o (800) 4682462 o FAX (650) 692-2761 o www.guittard.com